UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2012

Cardiovascular Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52082	41-1698056
(Commission File Number)	(IRS Employer Identification No.)

651 Campus Drive

St. Paul, Minnesota 55112-3495

(Address of Principal Executive Offices and Zip Code)

(651) 259-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Cardiovascular Systems, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders on October 31, 2012. Set forth below is a brief description of each matter voted upon at the meeting and the voting results with respect to each matter.

1.	A proposal to elect Class I directors to hold office until the fiscal 2015 Annual Meeting of Stockholders:

Class I Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Edward Brown	9,017,114	2,563,115	5,381,124
Augustine Lawlor	8,913,548	2,666,681	5,381,124
Scott Bartos	9,043,923	2,536,306	5,381,124

2.	A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending June 30, 2013:

For	Against	Abstain
14,658,708	122,339	2,180,306

3.	A proposal to cast a non-binding advisory vote on the compensation paid to the Company’s named executive officers in fiscal 2012:

For	Against	Abstain	Broker Non-Votes
8,648,231	787,985	2,144,013	5,381,124

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2012

CARDIOVASCULAR SYSTEMS, INC.

By:	/s/ Laurence L. Betterley

Laurence L. Betterley
Chief Financial Officer